                                    FORM OF
                             SUPPLEMENTAL INDENTURE

     THIS SUPPLEMENTAL INDENTURE, dated _____________________________, 2001, by and among Torchmark Corporation, a Delaware corporation (the "Company"), Bank One Trust Company, National Association (successor-in-interest to The First National Bank of Chicago), as trustee under the Indenture with respect to the series of Securities issued prior to the date hereof (the "Successor Trustee"), and The Bank of New York, a New York banking corporation, as trustee under the Indenture with respect to the Notes (defined below) (the "Additional Trustee"). Each of the Successor Trustee and the Additional Trustee, and each other trustee appointed as such with respect to the Securities of any series issued under the Indenture, shall be the "Trustee" (as defined in the Indenture, supplemented hereby) for all purposes under the Indenture with respect to the applicable series of Securities.

                                  WITNESSETH:

     WHEREAS, the Company and Morgan Guaranty Trust Company of New York entered into that certain Indenture (the "Indenture") dated as of February 1, 1987, providing for the issuance of debt securities in series by the Company; and the Successor Trustee became the successor trustee under the Indenture, effective August 8, 1994;

     WHEREAS, Section 901(5) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture;

     WHEREAS, the Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture and (ii) a copy of the resolutions of its Board of Directors certified by its Secretary, pursuant to which this Supplemental Indenture has been authorized;

     WHEREAS, for its lawful purposes, the Company desires to create and authorize the series _______% Senior Notes due _________ (hereinafter referred to as the "Notes") in an aggregate principal amount of ____________________ ______________ And No/100 Dollars ($______________) and, to provide the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture;

     WHEREAS, the Company has determined to appoint the Additional Trustee as a trustee under the Indenture, to serve as trustee with respect to the Notes, and to add certain additional provisions to the Indenture to be applicable to the Notes and other securities issued under the Indenture from and after the date hereof; and

     WHEREAS, all acts and things necessary to make the Notes of this series, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed.

     NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes of this series are executed, registered, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of such Notes by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of such Notes, and, as to Part II hereof, all Securities or of series thereof, as follows:


                                     PART I

                      CREATION AND AUTHORIZATION OF SERIES

     Section 1.1.  There is hereby created and authorized the series of
     -----------
Securities entitled "______% Senior Notes due __________", which shall be a series limited initially to $____________________ aggregate principal amount (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of this series pursuant to Sections 304, 305, 306 or 906 and except for any Notes which, pursuant to
Section 303, shall not have been issued or sold by the Company and are therefore deemed never to have been authenticated and delivered under the Indenture, and except further that the Company may, without the consent of Holders, reopen this series of Securities and issue additional Notes, so as to increase the aggregate principal amount of Notes Outstanding in compliance with the procedures set forth in the Indenture as supplemented hereby, so long as any such additional Notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest as the Notes then Outstanding). For all purposes of the Indenture, the term "Notes" shall include the Notes initially issued on the date of original issuance of the Notes and any other Notes issued after such date under the Indenture, as supplemented hereby. For purposes of the Indenture, as supplemented hereby, all Notes shall vote together and otherwise constitute a single series of Securities under the Indenture, as supplemented. The Notes shall be issued initially in the form of one or more permanent global Securities ("Global Notes"). The initial Depository for the Global Notes shall be The Depository Trust Company. The Global Notes shall be registered in the name of the Depository or a nominee of the Depository and deposited with the Additional Trustee, as custodian for the Depository.

     Section 1.2.  The Notes and the certificates of authentication to be borne
     -----------
by the Notes are to be substantially in the following form:

                                 [FORM OF NOTE]

                                     [FACE]

                                 [FORM OF NOTE]
                               GLOBAL CERTIFICATE


     This ______% Senior Note due ___________ (this "Security") is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") (55 Water Street, New York New York) or its nominee. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

     Unless this certificate is presented by an authorized representative of the Depository to the Company (hereinafter defined) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                             TORCHMARK CORPORATION

                      ______% Senior Notes due ___________


No. _____                                                   $___________________

                                                 CUSIP NO. _____________________

     Torchmark Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________________________________ DOLLARS ($______________)
on ___________________________, _________, and to pay interest thereon from
_______________________, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ____________ and ____________ in each year, commencing ______________, 2002, at the rate of ______% per annum, until the principal hereof is paid or made available for payment and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during the period in which such interest remains unpaid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _____________ or ____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of
               --------  -------
interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Security. In the event that any Interest Payment Date or date of Maturity is not a Business Day, then the required payment of principal, premium, if any, and interest will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    TORCHMARK CORPORATION

Dated: __________ , 2001            By:  _________________________

                                    Name: ________________________

                                    Its:__________________________



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to the within-mentioned Indenture.

                                    THE BANK OF NEW YORK

Dated: __________ , 2001            By: ______________________________
                                           Authorized Signatory


                                 [FORM OF NOTE]

                                   [REVERSE]


     This Security is one of a duly authorized series of Securities of the Company (herein called the "Securities"), issued or to be issued under an Indenture, dated as of February 1, 1987 (herein called the "Original Indenture"), between the Company and Bank One Trust Company, National Association (successor-in-interest to The First National Bank of Chicago), as trustee under the Indenture, as supplemented by the Supplemental Indenture dated as of _____________, 2001(together with the Original Indenture, the "Indenture"), between the Company, Bank One Trust Company, National Association and The Bank of New York, as trustee under the Indenture with respect to the Notes (herein called the "Trustee", which term includes an successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for statement of the respective rights, limitations of rights, duties, benefits and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to ______________________________________ dollars ($_______________), except as provided in the Indenture.

     This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to maturity and it not subject to any sinking fund.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange thereof of in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________

________________________________________________________________________________

the within Note of Torchmark Corporation and hereby irrevocably constitutes and appoints _______________________________________________ attorney to transfer said debenture on the books of the within-named Company with full power of substitution in the premises.

Dated: ____________________

                                              _________________  _____________

Signature guaranteed:


_____________________________________
(Bank, Trust Company or Firm)*

By: _________________________________
      (Authorized Officer)


Its Medallion Number: _______________

*Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP), or New York Stock Exchange Medallion Signature Program (MSP).

                                    PART II

                                ADDITIONAL TERMS


     Section 2.1.  The Company shall have the authority to appoint separate
     -----------
Trustees with respect to each series of Securities issued under the Indenture, so long as each such Trustee meets the eligibility requirements of Section 609 of the Indenture. For all purposes of the Indenture, as supplemented hereby, with respect to each series of Securities, the term "Trustee" shall mean the Persons named as a "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean each Person who is then a Trustee with respect to one or more series of Securities pursuant to the applicable provisions of the Indenture; provided, however, that if at any time there is more than one such Person, "Trustee" shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

     Section 2.2.  Each capitalized term that is used herein and is defined in
     -----------
the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein. The following terms shall have the respective meanings set forth below:

     "Office" or "Agency" with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

     "Securities Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "U.S. Depository" or "Depository" means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as U.S. Depository or Depository by the Company in or pursuant to the Indenture, as supplemented hereby, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, "U.S. Depository" or "Depository" shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

     Section 2.3. Subsection 301(13) is hereby redesignated as Subsection
     -----------
301(15), and new Subsections 301(13) and 301(14) are hereby inserted in Article Three of the Indenture as follows:

   (13) the Trustee with respect to the Securities of the series;

   (14) whether any Securities of the series are to be issuable in whole or in part in the form of one or more global Securities and, if so, (a) the Depository with respect to such global Security or Securities and (b) the circumstances under which any such global Security may be exchanged for Securities registered in the name of, and any transfer of such global Security may be registered to, a Person other than such Depository or its nominee; and

     Section 2.4.  As to the Notes and any other series of Securities originally
     -----------
issued after the date hereof (unless otherwise expressly provided pursuant to Section 301 of the Indenture), the Indenture is hereby further amended by adding the following as Section 205:

     Section 205.   Securities in Global Form.
     -----------

     Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall not be issuable in temporary or permanent global form. If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 303 or 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver, in each case at the Company's expense, any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officers' Certificate and need not be accompanied by an Opinion of Counsel.

     Notwithstanding the provisions of Section 307, unless otherwise specified in or pursuant to this Indenture or any Securities, payment of principal of, any premium and interest on, any Security in temporary or permanent global form shall be made to the Person or Persons specified therein.

     Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a global Security (i) in the case of a global Security in registered form, the Holder of such global Security in registered form, or
(ii) in the case of a global Security in bearer form, the Person or Persons specified pursuant to Section 301.

     Section 2.5.  Section 305 of the Indenture is hereby amended and restated
     -----------
but only insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof (unless otherwise expressly provided pursuant to Section 301 of the Indenture with respect to the Securities of any such other series), to append the following paragraph at the end thereof:

     Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, any global Security shall be exchangeable for definitive Securities only if (i) the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days of the date the Company is so informed in writing,
(ii) the Company executes and delivers to the Trustee a Company Order to the effect that such global Security shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities. If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed
by the Company.   On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the U.S. Depository or such other Depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depository or such other Depository, as the case may be (which instructions shall be in writing but need not be contained in or accompanied by an Officers' Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which (unless such Securities are not issuable both as Unregistered Securities and as Registered Securities, in which case the definitive Securities exchanged for the global Security shall be issuable only in the form in which the Securities are issuable, as provided in or pursuant to this Indenture) shall be in the form of Unregistered Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof, but subject to the satisfaction of any certification or other requirements to the issuance of Unregistered Securities; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date; and provided, further, that (unless otherwise provided in or pursuant to this Indenture) no Unregistered Security delivered in exchange for a portion of a global Security shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depository or the U.S. Depository, as the case may be, or such other Depository or U.S. Depository referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

     Section 2.6.   Section 308 of the Indenture is hereby amended and restated
     -----------
but only insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof (unless otherwise expressly provided pursuant to Section 301 of the Indenture with respect to the Securities of any such other series), to append the following paragraph at the end thereof:

     No Holder of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Section 2.7.  Without limitation, the provisions of  Section 608 of the
     -----------
Indenture with respect to conflicting interests and disqualification are acknowledged to be amended by the provisions of the Trust Indenture Act of 1939, as amended.

     Section 2.8.  Section 1007 of the Indenture is hereby amended to restate
     -----------
the second paragraph thereof (which defines the term "Designated Subsidiary") as follows:

     The term "Designated Subsidiary" means each of Liberty National Life Insurance Company, United American Insurance Company, Globe Life and Accident Insurance Company, United Investors Life Insurance Company and American Income Life Insurance Company, so long as it remains a Subsidiary, or any Subsidiary that is a successor of such Designated Subsidiary, as well as any other Subsidiary of the Company that would be deemed a Significant Subsidiary, as such term is defined in Regulation S-X promulgated by the Commission.


                                    PART III

                       APPOINTMENT OF ADDITIONAL TRUSTEE

     Section 3.1.  The Company hereby appoints the Additional Trustee as trustee
     -----------
under the Indenture with respect to the Notes and each other series of Securities for which the Additional Trustee shall be appointed by the Company pursuant to Section 301 of the Indenture, as amended hereby, to act as Trustee under the Indenture, and confirms to the Additional Trustee all of the rights, powers, and trusts of a Trustee under the Indenture with respect to the Notes and each other series of Securities for which the Additional Trustee shall be appointed by the Company to act as Trustee under the Indenture. The Company shall execute and deliver such further instruments and do such other things as the Additional Trustee may reasonably require to more fully and certainly vest and confirm in the Additional Trustee all the rights, trusts, and powers hereby delivered and confirmed upon the Additional Trustee hereunder and under the Indenture.

     Section 3.2.  The Additional Trustee hereby represents and warrants to the
     -----------
Company that the Additional Trustee is qualified under the provisions of Section 310 of the Trust Indenture Act of 1939, as amended, and Section 609 of the Indenture to act as trustee with respect to the Notes under the Indenture.

     Section 3.3.  The Additional Trustee hereby accepts its appointment as
     -----------
trustee with respect to the Notes and shall hereby be vested with all the authority, rights, powers, trusts, immunities, duties, benefits and obligations of a trustee under the Indenture.


                                    PART IV

                            MISCELLANEOUS PROVISIONS

     The Indenture, this Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     The Trustees make no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

     This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, Torchmark Corporation has caused this Supplemental Indenture to be signed and delivered, and the Successor Trustee and the Additional Trustee have caused this Supplemental Indenture to be signed and delivered, all as of the day and year first written above.


                                    TORCHMARK CORPORATION


                                    By: _________________________________

                                         Name:  _________________________

                                         Title: _________________________



                                    BANK ONE TRUST COMPANY,
                                    NATIONAL ASSOCIATION


                                    By: _________________________________

                                         Name:  _________________________

                                         Title: _________________________





                                    THE BANK OF NEW YORK


                                    By: _________________________________

                                         Name:  _________________________

                                         Title: _________________________